Exhibit 10.2

*Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
The redacted confidential portions of the exhibit are marked by [●].

Execution Version

AMENDMENT NO. 5 TO CREDIT AND SECURITY AGREEMENT
THIS AMENDMENT NO. 5 TO CREDIT AND SECURITY AGREEMENT dated as of April 12, 2019 (this “Amendment”), is entered into by and among:
(a)    Tempur Sealy Receivables, LLC, a Delaware limited liability company (the “Borrower”),
(b)    Tempur Sealy International, Inc., a Delaware corporation, as initial Master Servicer (in such capacity, together with its successors in such capacity, the “Master Servicer”), and
(c)    Wells Fargo Bank, National Association, a national banking association (“Wells Fargo” or the “Lender”).
PRELIMINARY STATEMENTS
The Borrower, the Master Servicer and the Lender are parties to that certain Credit and Security Agreement, dated as of April 12, 2017 (as in effect on the date hereof and as amended hereby, the “CSA”).
On the terms and subject to the conditions set forth herein, the parties wish to amend the CSA as hereinafter provided.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
1.Definitions. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the CSA.
2.Amendments.
2.1    Schedule A to the CSA is hereby amended and restated in its entirety to read as set forth in Schedule A hereto.
2.2.    Clause (b) of the definition of “Eligible Receivable” set forth on Exhibit I to the CSA is hereby amended and restated in its entirety to read as follows:
(b)    which is not (i) a Delinquent Receivable, (ii) a Defaulted Receivable or (iii) owing from an Unrated Obligor or a non-investment grade Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor and its Affiliates are Defaulted Receivables,
2.3.    The definitions of each of the following defined terms set forth on Exhibit I to the CSA is hereby amended and restated in its entirety to read, respectively, as follows:
“Amortization Event” means the occurrence of any of the following: (a) at the end of any Calculation Period (i) the average of the 61+ Day Delinquency Ratios for the three Calculation Periods then most recently ended shall exceed 40.00%, (ii) the average of the Default Ratios for the three Calculation Periods then most recently ended shall exceed 8.00%, or (iii) the average of the Dilution Ratios for the three Calculation Periods then most recently ended shall exceed 15.00%; (b) a “Termination Date” specified in clause (iv) of the definition thereof in the RSA or RSCA shall occur with respect to any Material Originator; or (c) a Facility Termination Event.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (a) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period occurring (i) four (4) Calculation Periods prior to the first day of the Calculation Period referenced in clause (a) of this definition if clause (c)(i) of the definition of Defaulted Receivables is used or (ii) five (5) Calculation Periods prior to the first day of the Calculation Period referenced in clause (a) of this definition if clause (c)(ii) of the definition of Defaulted Receivables is used. (For the avoidance of doubt, if April is the Calculation Period referenced in clause (a), clause (b)(i) refers to the prior December in the calculation contained herein).
“Defaulted Receivable” means a Receivable: (a) as to which the Obligor thereof has suffered an event of bankruptcy, provided that (i) no Sears Receivable shall be considered a Defaulted Receivable solely as a result of an event of bankruptcy with respect to Sears except for purposes of determining whether such Receivable is an Eligible Receivable, and (ii) no [●] shall be considered a Defaulted Receivable solely as a result of [●] except for purposes of determining whether such Receivable is an Eligible Receivable so long as at least one calendar month prior to [●], the Loan Parties shall have reduced (and given written notice to the Lender of such reduction) the Concentration Limit for [●] to [●]%; (b) which, consistent with the Originators’ credit and collection policies, should be written off as uncollectible; or (c) as to which any payment or part thereof remains unpaid for (i) 91 days or more from the original due date prior to Expanded Aging Availability Date or (ii) 121 days or more from the original due date once Expanded Aging Availability occurs.
“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of: (a) the sum of (i) the applicable Stress Factor times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.
“Facility Termination Date” means the earliest of (a) April 6, 2021, (b) the Business Day immediately prior to the occurrence of a Facility Termination Event of the type set forth in Section 7.1(e), (c) the Business Day specified in a written notice from the Lender following the occurrence and during the continuation of any other Facility Termination Event, and (d) the Business Day specified in a written notice from the Borrower, the Master Servicer or the Performance Guarantor that is received by the Lender not less than 5 Business Days’ prior to the specified Facility Termination Date in such notice.
“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) the applicable Stress Factor times (b) the highest three-Calculation Period rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.
2.4     Exhibit I to the CSA is hereby amended to delete the definitions of “31+ Day Delinquency Ratio,” “Standard Concentration Limit” and “Special Concentration Limit” and to add the following new defined terms in their appropriate alphabetical order:
“Concentration Limit” means either the Standard Concentration Limit or the Special Concentration Limit, each defined as follows: (a) “Standard Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings shall be determined according to the following table:

S&P Rating	Moody’s Rating	Allowable % of Eligible Receivables
A-1+	P-1	20.00%
A-1	P-1	20.00%
A-2	P-2	18.00%
A-3	P-3	9.00%
Below A-3 or otherwise Unrated Obligor	Below P-3 or otherwise Unrated Obligor	18% in the aggregate for the Top 4 Unrated Obligors and their Affiliates considered collectively, and 4.50% for any other Unrated Obligor and its Affiliates considered collectively, provided, however, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody’s, the applicable Concentration Limit shall be the one set forth in the last line of the table above, and (c) upon Borrower’s request from time to time, the Lender may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates or a particular type of Receivables than the Standard Concentration Limit (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit will be subject to reduction (but not below the applicable Standard Concentration Limit) by the Lender in its reasonable credit judgment, upon not less than five (5) days’ prior written notice to the Borrower.
“Expanded Aging Availability Date” means that the Servicer is able to provide reliable aging data for Receivables that are outstanding, in whole or in part, 121-150 days past the original due date therefor.
“61+ Day Delinquency Ratio” means, at any time, a percentage equal to (a) the aggregate outstanding principal balance of all Receivables that were 61+ Day Delinquent Receivables at such time divided by (b) the aggregate outstanding principal balance of all Receivables at such time.
“Stress Factor” means:
(a) for any Calculation Period as to which the average of the 61+ Day Delinquency Ratio for the three Calculation Periods then most recently ended is less than 28%: (i) 1.50 until the earlier to occur of January 31, 2020 and the Expanded Aging Availability Date, and (ii) thereafter, 2.00, and
(b)(i) for any Calculation Period as to which the average of the 61+ Day Delinquency Ratio for the three Calculation Periods then most recently ended is greater than or equal to 28% but less than 35%, 2.50, and (ii) for any Calculation Period as to which the average of the 61+ Day Delinquency Ratio for the three Calculation Periods then most recently ended is greater than or equal to 35%, 3.00.
“TPX Credit Agreement” means that certain Credit Agreement, dated as of April 6, 2016, by and among TPX, as the Master Servicer, the Additional Borrowers (as defined therein) from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties to thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended by (i) that certain Amendment No. 1 to Credit Agreement, dated as of April 4, 2017, and (ii) that certain Amendment No. 2 to Credit Agreement, dated as of January 8, 2019, and as the same may be further amended, restated or otherwise modified from time to time with the consent of the Lender hereunder unless otherwise specified herein, whether or not the same remains in effect.
2.5    Section 1.7 of the CSA is hereby amended and restated in its entirety to read as follows:
Section 1.7. Illegality or Unavailability of LMIR.
(a) If the Lender notifies the Borrower that (i) it has reasonably determined that funding a Loan at LMIR would violate any applicable law, rule, regulation, or directive of any Governmental Authority, whether or not having the force of law, (ii) LMIR does not accurately reflect the cost to the Lender of funding or maintaining its Loans, or (iii) the Lender is unable to obtain quotations of the one-month Eurodollar Rate for U.S. dollar deposits on the Reuters Screen LIBOR01 Page or any other page that may replace such page (the “LIBOR Screen Rate”) from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Lender from another recognized source for interbank quotation), the Lender may suspend the availability of LMIR and require the Borrower to select the Alternate Base Rate for the Loans.
(b) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if the Lender determines (which determination shall be conclusive absent manifest error), that:
(i)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Lender has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(ii)    syndicated loans that include language similar to that contained in this Section 1.7(b)(ii), are being generally executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Lender and receipt by the Borrower of notice of such determination, the Lender and the Borrower shall cooperate in good faith to amend this Agreement to replace LMIR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities for such alternative benchmarks (any such proposed rate, an “LMIR Successor Rate”), together with any proposed LMIR Successor Rate Conforming Changes (as defined below); provided that to the extent such market practice is not administratively feasible for the Lender, such LMIR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Lender.

(c) If no LMIR Successor Rate has been determined and the Scheduled Unavailability Date has occurred (as applicable), the Lender will promptly so notify the Borrower.  Thereafter, the obligation of the Lender to make or maintain Loans at LMIR shall be suspended. Upon receipt of such notice, the Borrower may revoke any pending request for Loans at LMIR or, failing that, shall be deemed to have converted such request into a request for a borrowing at the Alternate Base Rate plus the Applicable Margin in the amount specified therein. Notwithstanding anything else herein, any definition of LMIR Successor Rate shall provide that in no event shall such LMIR Successor Rate be less than zero for purposes of this Agreement.
(d) For purposes hereof, “LMIR Successor Rate Conforming Changes” means, with respect to any proposed LMIR Successor Rate, any conforming changes to the timing and frequency of determining rates and making payments of Interest and other administrative matters as may be appropriate, in the reasonable discretion of the Lender in consultation with the Borrower, to reflect the adoption of such LMIR Successor Rate and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LMIR Successor Rate exists, in such other manner of administration as the Lender determines is reasonably necessary in connection with the administration of this Agreement).
3.Representations and Warranties. In order to induce the Lender to enter into this Amendment, each of the Borrower and the Master Servicer hereby agrees that this Amendment constitutes a Transaction Document and hereby represents and warrants to the Lender that each of its representations and warranties set forth in Article III of the CSA is true and correct in all respects on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects as of such earlier date), other than, in each case, any breach of any such representation or warranty that could not reasonably be expected to have an Originator Material Adverse Effect or a Material Adverse Effect
4.Conditions Precedent. This Amendment shall become effective as of the date hereof upon receipt by the Lender of (a) counterparts hereof, duly executed by each of the parties hereto, (b) receipt by the Lender of counterparts of a fourth amended and restated Fee Letter, duly executed by each of the parties thereto, and payment of the Upfront Fee specified therein in immediately available funds, and (c) payment of the Lender’s counsel’s reasonable fees and disbursements in connection with this Amendment.
5.Miscellaneous.
(a)    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
(b)    EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER, IN ANY WAY RELATING TO THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF AND EACH OF THE LOAN PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN

THIS AMENDMENT OR IN ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING ARISNG OUT OF OR RELATING OT THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT IN ANY SUCH COURT. EACH OF THE LOAN PARITES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)    EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THE CSA AS AMENDED BY THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.This Amendment and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof superseding all prior oral or written understandings.
(d)    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).
(e)    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Amendment by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.
TEMPUR SEALY RECEIVABLES, LLC, AS THE BORROWER
BY: TEMPUR-PEDIC NORTH AMERICA, LLC, ITS MANAGER

By: _/s/ James Schockett___________________
Name: James Schockett
Title: Vice President & Treasurer

TEMPUR SEALY INTERNATIONAL, INC., AS THE MASTER SERVICER

By: _/s/ James Schockett___________________
Name: James Schockett
Title: Vice President & Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS THE LENDER

By:    /s/ William P. Rutkowski
Name: William P. Rutkowski
Title: Director

SCHEDULE A
COMMITMENT

Month	Amount	Month	Amount
April 2019	$ 95,000,000	April 2020	$ 85,000,000
May 2019	$120,000,000	May 2020	$120,000,000
June 2019	$120,000,000	June 2020	$120,000,000
July 2019	$120,000,000	July 2020	$120,000,000
August 019	$120,000,000	August 2020	$120,000,000
September 2019	$120,000,000	September 2020	$120,000,000
October 2019	$ 95,000,000	October 2020	$ 95,000,000
November 2019	$ 95,000,000	November 2020	$ 95,000,000
December 2019	$ 95,000,000	December 2020	$ 95,000,000
January 2020	$ 85,000,000	January 2021	$ 90,000,000
February 2020	$ 85,000,000	February 2021	$ 90,000,000
March 2020	$ 85,000,000	March 2021	$ 90,000,000